RESTATED CERTIFICATE OF INCORPORATION OF SYNALLOY CORPORATION (DELAWARE) (Originally Incorporated on March 15, 1988) We, James G. Lane, Jr., president and Cheryl C. Carter, secretary of Synalloy Corporation (Delaware) do hereby certify as follows: That the amendment changing the corporation's name to "Synalloy Corporation" and restated certificate of incorporation have been duly adopted in accordance with the provisions of Section 245 of the General Corporation Law of the State of Delaware by the unanimous vote of the sole shareholder; and That the text of the certificate of incorporation of Synalloy Corporation (Delaware), as amended is hereby amended to read as follows: ARTICLE ONE The name of the Corporation is Synalloy Corporation. ARTICLE TWO The address of the registered office of the Corporation in Delaware is Corporation Trust Center, 1209 Orange Street in Wilmington, County of New Castle. The name of the registered Corporation at such address is the Corporation Trust Company. ARTICLE THREE the State of the City of agent of the The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware. ARTICLE FOUR The aggregate number of shares of all classes of stock which the Corporation shall have authority to issue is six million (6,000,000) shares of Common Stock, par value one dollar ($1.00) per share. Except as may be pro vided by the Laws of the State of Delaware or this Certificate of Incorporation, the holders of the Common Stock shall have exclusively all rights of stockholders. The holders of the Common Stock shall be entitled to - 1 - ·l Exhibit 3.1 one vote per share and to vote such shares cumulatively at all elections of directors of the Corporation. ARTICLE FIVE The business and affairs of the Corporation shall be managed under the direction of the Board of Directors. The Board of Directors shall fix the number of directors to serve on the Board of Directors which shall consist of not less than three nor more than fifteen and may above or below these limits only by amendment Incorporation. ARTICLE SIX be increased or decreased to this Certificate of The following provisions are hereby adopted for the purpose of defining, limiting and regulating the powers of the Corporation and of its directors and stockholders: 1. The Corporation reserves the right from time to time to make any amendment to its Certificate of Incorporation, now or hereafter authorized by law, including any amendment which alters the contract rights as expressly set forth therein, of any outstanding stock. 2. The Board of Directors is expressly authorized to adopt, alter and repeal the Bylaws of the Corporation in whole or in part at any regular, or special meeting of the Board of Directors, by vote of a majority of the entire Board of Directors. Such power shall not divest the stockholders of the power nor limit their power to adopt, amend, or repeal bylaws. 3. The Board of Directors may determine from time to time the amount and type of compensation which shall be paid to its members for service on the Board of Directors. The Board of Directors shall also have power, in its discretion, to provide for and to pay to directors rendering services to the Corporation not ordinarily rendered by di rec tors, as such, special compen sation appropriate to the value of such services, as determined by the Board from time to time. 4. Any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (whether or not by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, incorporator, employee, or agent of the Corporation, or any prede cessor of the Corporation, or is or was serving at the request of the Corporation, or any predecessor of the Corporation, as a director, officer, incorporator, employee, or agent of another corporation, or partnership, joint venture, trust, or other enterprise (including an employee benefit plan), shall be entitled to be indemnified by the Corporation to the full extent then permitted by law against expenses (including attorneys' fees), judgments, fines (including excise taxes assessed on a person with respect to an employee benefit plan), and amounts paid in settlement incurred by him in connection with such action, suit or proceeding. Such right of indemnification shall - 2 -

inure whether or not the claim asserted is based on matters which antedate the adoption of this Article Six. Such right of indemnification shall continue as to a person who has ceased to be a director, officer, incorporator, employee, or agent and shall inure to the benefit of the heirs and personal represen tatives of such a person. Subject only to any limitations prescribed by the laws of the State of Delaware now or hereafter in force, the foregoing shall not limit the authority of the Corporation to indemnify the directors, offi cers and other employees and agents of this Corporation consistent with law and shall not be deemed to be exclusive of any rights to which those indem nified may be entitled as a matter of law or under any resolution, Bylaw pro vision, or agreement. 5. Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the appli cation of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation. 6. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under Sec ti on 174 of the General Corporation Law of the State of Delaware, as it now exists or hereafter may be amended, or (iv) for any transaction from which the director derived an improper personal benefit. If the General Corporation Law of the State of Delaware is amended hereafter to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation, in addition to the limitation of personal liability provided herein, shall be limited to the fullest extent permitted by the amended General Corporation Law of the State of Delaware. Any amendment, repeal or modification of this paragraph by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such amendment, repeal or modification. This paragraph 6 does not affect the availability of equitable remedies for breach of fiduciary duties. 7. The Corporation expressly elects not to be governed by the provisions of Section 203 of the General Corporation Law of the State of Delaware. - 3 -

IN WITNESS Certificate of acknowledge the ATTEST: WHEREOF, I have made, signed and sealed this Incorporation this 31st day of May, 1988, and execution thereof as my act and deed. James ct. Lane, Jr., President - 4 - Restated hereby

I STATE OF DELAWARE SECRETARY OF, STATE DIVISION OF CORPORAT,IONS FILED 09: 00 AM 05/10/1999 991187165 - 2154910 STATE OF DELAWARE CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION SYNALLOY CORPORATION, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware. DOES HEREBY CERTIFY: FIRST: That at a meeting of the Board of Directors of Synalloy Corporation resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said Corporation, declaring said amendment to be advisable and directed that the amendment be considered at the next annual meeting of the stockholders. The resolution setting forth the proposed amendment is as follows: RESOLVED, that the Restated Certificate of Incorporation of this Corporation be amended by changing the Article thereof numbered "Four" so that, as amended, said Article shall be and read as follows: "The aggregate number of shares of all classes of stock which the Corporation shall have authority to issue is twelve (12,000,000) million shares of Common Stock, par value One Dollar ($1.00) per share. Except as may be provided by the Laws of the State of Delaware or this Certificate of Incorporation, the holders of the Comtnon Stock shall have exclusively all rights of stockholders. The holders of the Common Stock shall be entitled to one (1) vote per share and to vote such shares cumulatively at all elections of directors of the Corporation." SECOND: That thereafter, pursuant to resolution of its Board of Directors, at the next annual meeting of the stockholders of said Corporation, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, the necessary number of shares as required by statute were voted in favor of the amendment. · THIRD: That said amendment was duly adopted in accordance with the .provisions of Section 242 of the General Corporation Law of the State of Delaware. IN WITNESS WHEREOF, said Synalloy Corporation has caused this certificate to be signed by James G. Lane, Jr., an Authorized Officer, this 5th day of May, 1999. ~'ir,E: ~Board and Chief Executive Officer